Harbor Custom Development, Inc. Announces Reverse Stock Split

TACOMA, Wash., March 3, 2023 (GLOBE NEWSWIRE) -- Harbor Custom Development, Inc. (Nasdaq: HCDI, HCDIP, HCDIW, HCDIZ) (“Harbor,” “Harbor Custom Homes®,” or the “Company”), an innovative real estate company involved in all aspects of the land development cycle, today announced it will effect a 1-for-20 reverse stock split of its issued and outstanding shares of common stock (the “reverse split”). Harbor’s stockholders voted to authorize a reverse stock split in a range of 1-for-3 to 1-for-25 on February 17, 2023, and Harbor’s directors voted to authorize the exact ratio for the reverse split of 1-for-20 on February 27, 2023.

On March 6, 2023, the Company’s common stock will begin trading on a post-reverse split basis on the Nasdaq Capital Market under the existing symbol “HCDI.” The new CUSIP number for the common stock following the reverse split will be 41150T 306.

The reverse split will affect all issued and outstanding shares of common stock. All outstanding restricted stock awards, warrants, options, and the Series A Convertible Preferred Stock and other securities entitling their holders to purchase or otherwise receive shares of common stock will be adjusted as a result of the reverse split, as required by their respective terms. The number of shares available to be awarded under the Company’s incentive plans will also be appropriately adjusted. Following the reverse split, the par value of the Common Stock will remain unchanged at no par value per share. The reverse split will not change the authorized number of shares of common stock or preferred stock. No fractional shares will be issued in connection with the reverse split; stockholders who would otherwise be entitled to receive a fractional share will instead receive one whole share of common stock.

“Completion of the reverse split was important to maintain compliance with the minimum bid price requirement of the Nasdaq Capital Market’s continued listing standards. The reverse split also broadens our opportunities to potentially attract investment capital, strategic partners, and project financing,” stated Sterling Griffin, President and CEO of Harbor Custom Development, Inc.

“The reverse split combined with the restructuring of the Bank United loan agreement provide a critical foundation necessary for the Company to achieve its objectives,” stated Jeff Habersetzer, Chief Operating Officer of Harbor Custom Development, Inc.

About Harbor Custom Development, Inc.
Harbor Custom Development, Inc. is a real estate development company involved in all aspects of the land development cycle including land acquisition, entitlements, construction of project infrastructure, home and apartment building, marketing, and sales of various residential projects in Western Washington's Puget Sound region; Sacramento, California; Austin, Texas; and Punta Gorda, Florida. As a land developer and builder of apartments, and single-family luxury homes, Harbor Custom Development's business strategy is to acquire and develop land strategically based on an understanding of population growth patterns, entitlement restrictions, infrastructure development, and geo-economic forces. Harbor focuses on acquiring land with scenic views or convenient access to freeways and public transportation to develop and sell residential lots, new home communities, and multi-story apartment properties within a 20 to 60-minute commute of the nation's fastest-growing metro employment corridors.

Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations
Hanover International
IR@harborcustomdev.com
866-744-0974